Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.  If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional advisor.

ATLANTIC CAPITAL BANCSHARES, INC.

Letter of Transmittal for Notes Held in Book-Entry

for Tender of All Unregistered Outstanding

5.50% Fixed-to-Floating Rate Subordinated Notes due 2030

in Exchange for Registered

5.50% Fixed-to-Floating Rate Subordinated Notes due 2030

The Exchange Offer will expire at 11:59 p.m., New York City time, on [•], 2020, unless extended (the “Expiration Date”).  Old Notes (defined below) tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

The exchange agent (the “Exchange Agent”) for the Exchange Offer is U.S. Bank National Association:

By Mail:

U.S. Bank National Association

Global Corporate Trust

111 Fillmore Ave E.

Mail Station EP-MN-WS2N

St. Paul, MN 55107

Attn: Specialized Finance Group

Reference: Atlantic Cap Bank Exchange

Overnight Mail or Courier:

U.S. Bank National Association

Global Corporate Trust

111 Fillmore Ave E.

St. Paul, MN 55107

Attn: Specialized Finance Group

Reference: Atlantic Cap Bank Exchange

By Facsimile:

(651) 466-7402

Attn: Specialized Finance

Reference: Atlantic Cap Bank Exchange

For Confirmation or Information Call:

(800) 934-6802

The undersigned is a holder of an unregistered, issued and outstanding 5.50% Fixed-to-Floating Rate Subordinated Note due 2030 (Accredited Investor CUSIP: 048269AC8; QIB CUSIP: 048269AB0) (an “Old Note”) issued by Atlantic Capital Bancshares, Inc. (the “Issuer”) under that certain indenture, dated as of August 20, 2020 (as supplemented, amended and modified, the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee.

The undersigned hereby acknowledges receipt and review of the prospectus, dated as of [•], 2020 (the “Prospectus”), of the Issuer and this letter of transmittal.  These two documents together constitute the offer by the Issuer to exchange its 5.50% Fixed-to-Floating Rate Subordinated Notes due 2030 (Registered CUSIP: 048269AD6) (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s Old Notes. The offer to exchange the New Notes for the Old Notes is referred to as the “Exchange Offer.” Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Prospectus.

Tender of Old Notes held in book-entry is to be made by book-entry transfer to the Exchange Agent’s account at the Depository Trust Company (“DTC”) through the DTC Automated Tender Offer Program (“ATOP”), for which the Exchange Offer is eligible.  DTC participants that are tendering Old Notes pursuant to the Exchange Offer must transmit their acceptance through the ATOP to DTC, which will edit and verify the acceptance and send an agent’s message to the Exchange Agent for its acceptance.  Accordingly, this letter of transmittal need not be completed by a holder tendering through the DTC ATOP.  However, such holder will be bound by the terms of this letter of transmittal and the terms of the Exchange Offer, as described in the Prospectus and this letter of transmittal.  Delivery by a holder of documents to DTC does not constitute delivery to the Exchange Agent.

There is no procedure for guaranteed delivery of Old Notes held in book-entry.

The Issuer reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended.  The Issuer shall notify the Exchange Agent and each registered holder of the Old Notes of any such extension by oral or written notice no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.  The Exchange Offer is not conditioned upon the tender of any minimum aggregate principal amount of Old Notes.

Please read this entire letter of transmittal, including the instructions set forth below, and the Prospectus, including the information incorporated by reference therein, carefully.  Questions and requests for assistance or for additional copies of the Prospectus and this letter of transmittal may be directed to the Exchange Agent.  See Instruction 8 of this letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Subject to the terms and conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer for exchange the principal amount of Old Notes credited by the undersigned to the Exchange Agent’s account at DTC using the DTC ATOP.  Subject to and effective upon the acceptance for exchange of the principal amount of Old Notes tendered in accordance with this letter of transmittal, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such Old Notes tendered for exchange hereby.  The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact for the undersigned (with full knowledge that such Exchange Agent also acts as the agent for the Issuer in connection with the Exchange Offer) with respect to the tendered Old Notes with full power of substitution to:

•      transfer ownership of such Old Notes, on the account books maintained by DTC and to deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Issuer upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Issuer of such Old Notes for exchange pursuant to the Exchange Offer; and

•      present such Old Notes for transfer on the books of the Issuer and receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer.

The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby and to acquire the New Notes issuable upon the exchange of such tendered Old Notes, and that the Issuer will acquire good and unencumbered title to such Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right, when the same are accepted for exchange by the Issuer. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the sale, exchange, assignment and transfer of tendered Old Notes or to transfer ownership of such notes on the account books maintained by DTC.  The undersigned agrees to all of the terms of the Exchange Offer, as described in the Prospectus and this letter of transmittal.

The undersigned acknowledges that the Exchange Offer is being made in reliance upon interpretations set forth in no-action letters issued to third parties by the staff of the U.S. Securities and Exchange Commission (the “Commission”), including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Shearman & Sterling (available July 2, 1993) and other similar no-action letters (collectively, the “Prior No-Action Letters”), and that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder that is a broker-dealer who purchased Old Notes directly from the Issuer for resale and any holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act (except for prospectus delivery obligations applicable to certain broker-dealers), provided that such New Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of such New Notes. The Commission has not, however, considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in other circumstances.

The undersigned hereby further represents to the Issuer that (i) any New Notes received in exchange for Old Notes are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person has any arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act and (iii) neither the undersigned nor any such other person is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act, or if any such person is an “affiliate,” such person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

The undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes.  If the undersigned is a broker-dealer, it represents that it will receive New Notes in exchange for Old Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a broker-dealer, the undersigned represents that it did not purchase the Old Notes to be exchanged for the New Notes from the Issuer.  Additionally, the undersigned represents that it is not acting on behalf of any person who could not truthfully and completely make the foregoing representations and the representations in the immediately preceding paragraph.

The undersigned acknowledges that if the undersigned is tendering Old Notes in the Exchange Offer with the intention of participating in any manner in a distribution of the New Notes:

•      the undersigned cannot rely on the position of the staff of the Commission set forth in the Prior No-Action Letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K promulgated by the Commission; and

•      failure to comply with such requirements in such instance could result in the undersigned incurring liability for which the undersigned is not indemnified by the Issuer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered hereby.

For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Issuer gives oral or written notice thereof to the Exchange Agent.  New Notes issued in exchange for the Old Notes accepted for exchange will be issued in the name of the undersigned.  Any tendered Old Notes that are not accepted for exchange pursuant to the Exchange Offer for any reason will be returned, without expense, to the undersigned’s account at DTC, pursuant to the book-entry procedures described in the Prospectus, promptly after the Expiration Date or the Issuer’s withdrawal of the Exchange Offer, as applicable. See Instructions 3 and 6 of this letter of transmittal.

All authority conferred or agreed to be conferred by this letter of transmittal shall not be affected by, and shall survive, the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this letter of transmittal shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives. This tender may be withdrawn only in accordance with the procedures set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

The undersigned acknowledges that the acceptance by the Issuer of properly tendered Old Notes pursuant to the procedures described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes” and in the instructions hereto will constitute a binding agreement between the undersigned, on the one hand, and the Issuer, on the other hand, upon the terms and subject to the conditions of the Exchange Offer.

The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions.” The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Issuer), the Issuer may not be required to exchange any of the Old Notes tendered hereby.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.            Book-Entry Confirmations.  For a holder to properly tender Old Notes in book-entry form pursuant to the Exchange Offer, a properly transmitted agent’s message must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date, such Old Notes must be transferred pursuant to the procedures for book-entry transfer described in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes” and a book-entry confirmation must be received by the Exchange Agent on or prior to the Exchange Agent. The method of delivery of all required documents to the Exchange Agent is at the election and risk of the tendering holder and the delivery will be deemed made only when actually received or confirmed by the Exchange Agent.  If delivery is by mail, then registered mail with return receipt requested and proper insurance is advised.  However, it is recommended that, instead of delivery by mail, the tendering holder use an overnight or courier service.  In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before 11:59 p.m., New York City time, on the Expiration Date.  NO REQUIRED DOCUMENT SHOULD BE SENT TO THE ISSUER. Neither the Issuer nor the Exchange Agent is under any obligation to notify any tendering holder of the Issuer’s acceptance of any tendered Old Notes prior to the Expiration Date.

2.            Withdrawal.  Tenders of Old Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.  For a withdrawal of tendered Old Notes to be effective, the Exchange Agent must receive on or prior to the Expiration Date a computer-generated notice of withdrawal transmitted on behalf of DTC on behalf of the holder in accordance with DTC’s procedures.  Any such notice of withdrawal must (1) specify the name of the person who tendered the Old Notes to be withdrawn, (2) specify the principal of Old Notes delivered for exchange, (3) specify the name and number of the account at DTC to be credited with the withdrawn Old Notes, (4) include a statement that such holder is withdrawing its election to have the Old Notes exchanged, and (5) otherwise comply with the procedures of DTC.

Any permitted withdrawal of Old Notes may not be rescinded.  Any Old Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer.  However, properly withdrawn Old Notes may be re-tendered by following the procedures described in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes” at any time prior to the Expiration Date.

All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Issuer, in its sole discretion, which determination shall be final and binding on all parties. Neither the Issuer, any affiliates of the Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

3.            Partial Tenders.  Tenders of Old Notes will be accepted only in principal amounts equal to at least $100,000 and in integral multiples of $1,000 in excess thereof.  The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent.  If the entire principal amount of all Old Notes held by a holder is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes accepted will be returned by credit to the holder’s account at DTC, as soon as practicable following the Expiration Date.

4.            Important Tax Information.  Each tendering holder should provide the Exchange Agent with its correct taxpayer identification number, which, in the case of a holder who is an individual, is his or her social security number.  If the exchange agent is not provided with the correct taxpayer identification number or an adequate basis for an exemption, the holder may be subject to backup withholding in an amount currently equal to up to 28% of any reportable payments made with respect to the Old Notes and a $50 penalty imposed by the Internal Revenue Service (the “IRS”). If withholding results in an over-payment of taxes, a refund may be obtained.

To prevent backup withholding on any reportable payments, each holder tendering Old Notes may be requested to provide such holder’s correct taxpayer identification number by completing an IRS Form W-9, certifying (under penalties of perjury) that such holder is a U.S. person (including a resident alien), that the taxpayer identification number provided is correct (or that such holder is awaiting a taxpayer identification number), and that (1) such holder is exempt from backup withholding, (2) the holder has not been notified by the IRS that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (3) the IRS has notified the holder that such holder is no longer subject to backup withholding.

Certain holders (including, among others, certain non-United States individuals) tendering Old Notes are exempt from these backup withholding and reporting requirements.  If requested to provide an IRS Form W-9, to prevent possible erroneous backup withholding, an exempt holder that is a U.S. person (as defined in the instructions to the IRS Form W-9) should provide its correct taxpayer identification number and check the “Exempt payee” box on the IRS Form W-9. In order for a non-U.S. person to qualify as exempt, such person may be requested to submit an appropriate IRS Form W-8 (for example, an IRS Form W-8BEN).  An IRS Form W-9 or IRS Form W-8 may be obtained from the IRS website at www.irs.gov or from the Exchange Agent.

The Issuer reserves the right in its sole discretion to take whatever steps are necessary to comply with its obligation regarding backup withholding.  Holders are urged to consult with their own tax advisors to determine if they are exempt from backup withholding.

5.            Transfer Taxes.  The Issuer will pay or cause to be paid all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer.  If, however, New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder.  If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder and the Exchange Agent will retain possession of an amount of New Notes with a face amount at least equal to the amount of such transfer taxes due by such tendering holder pending receipt by the Exchange Agent of the amount of such taxes.

6.            Validity of Tenders.  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Issuer in its sole discretion, which determination will be conclusive, final and binding.  The Issuer reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuer’s acceptance of which would, in the opinion of the Issuer’s counsel, be unlawful.  The Issuer also reserves the right to waive any conditions of the Exchange Offer or defects or irregularities of tenders as to particular Old Notes.  The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this letter of transmittal) shall be conclusive, final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine.  Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender.  Tenders of such Old Notes shall not be deemed to have been made until such irregularities have been cured or waived.  Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent, without expense, to the tendering holders, promptly following the Expiration Date.  Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification.

7.            No Conditional Tender.  No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

8.            Requests for Assistance or Additional Copies.  Questions and requests for assistance or for additional copies of the Prospectus or this letter of transmittal may be directed to the Exchange Agent at the address, telephone number or facsimile number set forth on the cover page of this letter of transmittal.  Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.  HOWEVER, YOU WILL BE BOUND BY THE TERMS, AND YOU WILL BE DEEMED TO HAVE MADE

THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.